EXHIBIT 4.1




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                            5% CONVERTIBLE DEBENTURES

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. CD-____                                                       $__________

                          SIGNAL APPAREL COMPANY, INC.

                   5% CONVERTIBLE DEBENTURES DUE MARCH 3, 2002

     Signal Apparel Company, an Indiana corporation (the "Issuer"), for value received hereby promises to pay to _________________________________ or its registered assigns ("Holder") the principal sum of ______________________ ($__________) Dollars at the Issuer's office or agency for said purpose in New York, New York on March 3, 2002 in such coin or currency (or, as provided herein, at the Holder's option in Common Stock) of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the last address of the Holder (as defined herein) last appearing on the Register (as defined herein).

     This Security is one of a duly authorized issue of 5% Convertible Debentures, due March 3, 2002 of the Issuer (the "Security") referred to in the Securities Purchase Agreement (the "Purchase Agreement"), dated as of March 3, 1999, by and among the Issuer and the Purchasers listed on Schedule I thereto.
The Securities are subject to the terms and conditions of the Purchase Agreement. The Issuer agrees to issue from time to time replacement Securities in the form hereof to facilitate any transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Issuer, the Issuer also agrees to issue replacement Securities for securities which have been lost, stolen, mutilated or destroyed.

     The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Securities and particulars of the respective Securities held by them and of all transfers of such Securities. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Security unless the payee shall have presented such Security to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Securities shall be proven by the Register, absent manifest error. For the purpose of paying interest and principal on the Securities, the Issuer shall be entitled to rely on the names and addresses in the Register.

     No provision of this Security shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Security at the place, times, rate, and in the currency, herein prescribed.

     The principal of this Security shall bear interest at the rate of 5% per annum (the "Interest Rate") which shall accrue daily from the most recent Interest Payment Date to which interest has been paid on this Security, or if no interest has been paid on this Security from the date hereof until payment in full of the principal amount has been made and be payable in cash quarterly on January 1, April 1, July 1 and October 1 of each year (an "Interest Payment Date"), commencing on July 1, 1999, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable on any Interest Payment Date will be paid to the Holder of the Security at the close of business on the Record Date for the interest payable on such Interest Payment Date. The "Record Date" for any interest payment is the close of business on December 15, March 15, June 15 or September 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such Interest is payable.

     Any amounts that have become due and payable hereunder and remain unpaid by the Issuer shall accrue interest daily thereafter (in accordance with Section
3.1 hereof) until payment in full of such amount at the rate of twenty percent (20%) (the "Default Rate") per annum and shall be payable upon demand by the Holder.

     Interest, whether at the Interest Rate or the Default Rate, will be computed on the basis of a fraction, the denominator of which is 365 (or 366 for any leap year) and the numerator of which is the actual number of days elapsed from the date such interest begins to accrue, in the case of the Interest Rate, or becomes due and payable, in the case of the Default Rate.

     Each of the Interest Rate and the Default Rate shall be effective both before and after any judgment may be rendered in a court of competent jurisdiction, provided, however, that if either the Interest Rate or Default Rate is deemed to be in excess of the amount permitted to be charged by the Issuer under applicable laws, the Holder shall be entitled to collect an Interest Rate or Default Rate, as the case may be, only at the highest rate permitted by law, and any interest collected by the Holder in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Security and shall be so applied.

     The principal of, and interest on, this Security are payable in coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, at the last address of the Holder last appearing on the Register, except that interest due on the principal amount, if any (but not interest overdue for more than five days), may, at the Issuer's option be paid in shares of Common Stock



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



calculated based upon the Average Price (as defined herein) on the date such interest was due. It shall be assumed that the Issuer shall elect to make all payments of interest in Common Stock (payable at the Average Price on the date such interest was due) unless the Issuer shall have given thirty (30) days prior written notice to each Holder of its intention to pay such interest in cash. Notwithstanding anything to the contrary contained herein, the Issuer may not issue shares of Common Stock in payment of the interest on principal if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all other purposes is insufficient to pay interest hereunder in shares of Common Stock or there is an insufficient number of authorized shares of Common Stock reserved (pursuant to Section 3.6(b) of the Purchase Agreement) for issue for full conversion of all of the Debentures issued pursuant to the Purchase Agreement; (ii) such shares are not either registered for resale pursuant to the Registration Statement (as defined in the Registration Rights Agreement (as defined herein)) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Act, as determined by counsel to the Issuer pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares, subject to receipt from the Holder of a representation from such Holder that it is not an Affiliate (as defined herein) of the Issuer; (iii) such shares are not listed or quoted on the NYSE (as defined herein) or a Subsequent Market (as defined herein); (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock as determined in accordance with Section 4.6 hereof; or (v) an Event of Default has occurred and is continuing or an event that, with the passage of time or giving of notice or both would constitute an Event of Default, has occurred and is continuing. In addition, at the Holder's option, any principal payments due hereunder may be paid in shares of Common Stock, which calculation shall be based upon the Average Price on the date such principal was due.


                                   DEFINITIONS

     1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Security shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles (as defined herein). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement. The terms defined in this Section 1.1 include the plural as well as the singular.


     "Acceleration Notice" has the meaning set forth in Section 3.1.


     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


     "Appraiser" shall mean a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.


     "Average Price" on any date means (x) the sum of the Per Share Market Value for the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8).


     "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.


     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.


     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Original Issue Date, including, without limitation, all Common Stock and all Preferred Stock.


     "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, unless following such transaction, the Holders of the Company's securities continue to hold at least 50% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).


     "Common Stock" means the common stock, par value $.01 per share, of the Issuer.


     "Converted Debentures" has the meaning set forth in Section 3.1.


     "Convertible Securities" has the meaning set forth in Section 4.5(h)(A).


     "Conversion Date" has the meaning set forth in Section 4.4(a).


     "Conversion Price" has the meaning set forth in Section 4.2.

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     "Debt" of any  Person  means,  at any date,  without  duplication,  (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the fair market value of such asset, (vii) all Debt of others guaranteed by such Person, and (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.


     "Debenture Shares" has the meaning set forth in the Purchase Agreement.


     "Default Rate" has the meaning set forth in the sixth paragraph hereof.


     "Event of Default" has the meaning set forth in Section 3.1.


     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


     "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United States, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.


     "Holder", "Holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.


     "Incurrence" means the incurrence, creation, assumption or in any other manner becoming liable with respect to, or the extension of the maturity of or becoming responsible for the payment of, any Debt. "Incur" shall have a comparable meaning.


     "Interest Payment Date" has the meaning set forth in the fifth paragraph hereof.


     "Interest Rate" has the meaning set forth in the fifth paragraph hereof.


     "Issuer" has the meaning set forth in the first paragraph hereof.


     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Security, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any

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 conditional  sale  agreement,  capital lease or other
title retention agreement relating to such asset.


     "Mandatory Prepayment Amount" for any Security means the sum of (x) 120% of the principal amount of the Security to be prepaid and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount; provided, however, that for the purposes of Section 3.1(k) only, "Mandatory Prepayment Amount" means the greater of (i) the sum of (x) 120% of the principal amount of the Security to be prepaid and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount and (ii) the sum of (x) at the option of the Holder, either (I) the principal amount of the Security to be repaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the date the Mandatory Prepayment Amount is demanded or otherwise due, multiplied by the Per Share Market Value on the date the Mandatory Prepayment Amount is demanded or otherwise due or (II) the principal amount of the Security to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Per Share Market Value on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount.


     "Maturity Date" means the date on which the principal of a Security becomes due and payable as herein provided, whether on the Stated Maturity Date or pursuant to acceleration upon an Event of Default.


     "NYSE" means the New York Stock Exchange.


     "Notice of Conversion" has the meaning set forth in Section 4.2.


     "Options" has the meaning set forth in Section 4.5(g)(A).


     "Original Issue Date" of any Security (or portion thereof) means the earlier of (i) the date of such Security and (ii) the date of any Security (or portion thereof) for which such security was issued (directly or indirectly) on registration of transfer, exchange or substitution.


     "Payment Blockage Notice" has the meaning set forth in Section 6.2(b).


     "Payment Due Date" has the meaning set forth in Section 4.5(i).


     "Per Share Market Value" means (i) on any particular date the closing bid price per share of the Common Stock on the NYSE, if the Common Stock is not then quoted on the NYSE, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or
(ii) if the Common Stock is not listed then on the NYSE or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of

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reporting  prices) at the close of business on such date, or (iii) if the Common
Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Security; provided, however, that the Issuer, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.


     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Security, and includes, without limitation, all classes and series of preferred or preference stock.


     "principal", wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium or interest, if any."


     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under generally accepted accounting principles.


     "Purchase Agreement" means that Securities Purchase Agreement dated as of March 3, 1999 by and among the Issuer and the Purchasers.


     "Purchase Price" means, with respect to any Security, the purchase price paid to the Issuer upon issuance of such Security.


     "Purchasers" has the meaning ascribed thereto in the Purchase Agreement.


     "Record Date" has the meaning set forth in the fifth paragraph hereof.


     "Redemption Date" has the meaning set forth in section 4.5(g).


     "Redemption Price" has the meaning set forth in Section 4.5(f).


     "Register" has the meaning set forth in the third paragraph hereof.


     "Registration Rights Agreement" means that Registration Rights Agreement dated as of March 3, 1999 by and among the Issuer and the Purchasers.


     "Reserved Amount" has the meaning set forth in Section 4.8.

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     "Security"  or  "Securities"  has  the  meaning  set  forth  in the  second paragraph hereof.


     "Stated Maturity Date" means March 3, 2002.


     "Stock Option Plan" means any contract, plan or agreement which has been approved by the Board of Directors of the Issuer, pursuant to which the Issuer's securities may be issued to any employee, officer, director or consultant.


     "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.


     "Subsequent Market" means the American Stock Exchange, the National Market System of the Nasdaq Stock Market or the Nasdaq Smallcap Market.


     "Trading Day" means (a) a day on which the Common Stock is traded on the NYSE or, if the Common Stock is not then designated on the NYSE, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on the NYSE or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.


     "Underlying Shares" has the meaning set forth in Section 4.5(h)(A).


     "Valuation Event" has the meaning set forth in Section 4.5(h)(i)(D)(I).


     "Void Redemption Notice" has the meaning set forth in Section 4.5(g).


     "Warrants" has the meaning set forth in the Purchase Agreement.




                                   ARTICLE II

                           PAYMENT; THE SECURITIES

     2.1. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal and interest on overdue principal (to the extent enforceable under applicable law), with respect to each of the Securities at the place or places, at the respective times and in the manner provided in the Securities.

     2.2. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer shall execute and deliver a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security. In every case the applicant for a substitute Security shall furnish to the Issuer such security or indemnity as it may reasonably require to indemnify and defend and to save it harmless and, in every case of destruction, loss or theft evidence to the Issuer's satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.


     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, or is being surrendered for conversion in full shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, with the holder's consent, pay or authorize the payment or conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer such security or indemnity as it may reasonably require to save it harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer evidence to the Issuer's reasonable satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.


     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Security equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.


     2.3. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Issuer for cancellation, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Security. The Issuer shall destroy canceled Securities held by it and deliver a certificate of destruction to the Holder, unless otherwise required. If the Issuer shall acquire any of the Securities, such acquisition alone shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until such indebtedness is satisfied.

                                  ARTICLE III

                                    DEFAULTS

     3.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          a. default in the payment of all or any part of the principal of or interest on overdue principal on, any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; provided, however, that with respect to any payment of interest, an Event of Default shall not be deemed to have occurred unless such interest payment has remain unpaid for five days following the date that such interest payment was due;

          b. failure on the part of the Issuer to duly observe or perform any other of the covenants or agreements on the part of the Issuer contained in this Security (including the failure to issue Common Stock upon conversion of this Security in accordance with the terms hereof) or the Purchase Agreement or the Registration Rights Agreement for a period of thirty (30) Business Days after the earlier of (x) the date on which any officer of the Issuer shall have obtained actual knowledge of such failure or (y) the date on which written notice thereof has been given to the Issuer by the Holder; or

          c. there shall have occurred with respect to any issue or issues of Debt of the Issuer and/or one or more Subsidiaries having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, an event of default which has caused the holder thereof to declare such debt to be due and payable prior to its stated maturity; or

          d. a judgment or order (not covered by insurance) for the payment of money shall be rendered against the Issuer or any Subsidiary of the Issuer in excess of $1,000,000 in the aggregate for all such judgments or orders against all such Persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding and there shall be any period of thirty (30) consecutive days following entry of the judgment or order in excess of $1,000,000 or the judgment or order which causes the aggregate amount described above to exceed $1,000,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          e. a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          f. the Issuer or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries, or the Issuer or any of its Subsidiaries shall make any general assignment for the benefit of creditors; or

          g. any representation, warranty, certification or statement made by the Issuer in the Purchase Agreement or in any certificate, financial statement or other document delivered pursuant to the Purchase Agreement shall prove to have been incorrect in any material respect when made; or

          h. the Common Stock shall be delisted from the NYSE or shall be suspended from trading on the NYSE without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within three (3) Business Days; or

          i. a Registration Statement for the Underlying Securities (each as defined in the Purchase Agreement) shall not have been declared by the Securities and Exchange Commission on or prior to the 30th day after the Effectiveness Date (as defined in the Registration Rights Agreement) or after its initial effectiveness, such Registration Statement lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Issuer's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than fifteen (15) consecutive days or thirty (30) days in any twelve (12) month period; or

          j. a Change of Control shall occur; or

          k. the Company shall fail to issue shares of Common Stock within three
     (3) Trading Days after the Holder delivers a Notice of Conversion pursuant to Section 4.2 hereof;

then, in each and every such case (other than an Event of Default specified in Section 3.1(e) or 3.1(f) hereof), unless the principal shall have already become due and payable, by notice in writing to the Issuer (the "Acceleration Notice"), a majority of the Holders of the Securities then outstanding may declare the entire principal amount of the Securities owned by such Holders and any interest accrued thereon (and the aggregate amounts described below) to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 3.1(e) or 3.1(f) occurs, the principal of and any accrued interest on the Securities (and the aggregate amounts described below) shall become and be immediately due and payable without any declaration or other act on the part of any Securityholder. In the event that the Issuer shall not have promptly, but in any event within five (5) Business Days upon receipt of an Acceleration Notice, paid the Holder the amount specified below, the Conversion Price shall automatically be adjusted to equal the average Per Share Market Value of the Common Stock during the preceding thirty (30) consecutive Trading Days immediately preceding the date of computation; provided, that such Per Share Market Value is lower than the Conversion Price.


     The aggregate amount payable upon an Event of Default described in Section 3.1(a), (e), (f) and (i) shall be equal to the sum of (i) the Mandatory
Prepayment Amount plus (ii) at the option of the Holder, the Mandatory Prepayment Amount for the principal amount of the Securities (the "Converted Debentures") that would then be held by such Holder had the principal amount of Securities converted into Underlying Shares that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if both the following have occurred: (i) prior to the occurrence of an Event of Default, the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than thirty (30) days and (ii) prior to the occurrence of the Event of Default and after receipt by the Holder of the Underlying Shares that are held by the Holder at the time of the occurrence of the Event of Default, the Registration Statement with respect to such Underlying Shares had been continuously effective, and the Common Stock has been quoted on the NYSE, for more than thirty (30) days.


     The aggregate principal amount payable on each Event of Default other than as described in Section 3.1(a), (e), (f) and (i) shall be equal to the sum of
(i) the Mandatory Prepayment Amount plus (ii) at the option of the Holder, the Mandatory Prepayment Amount for the Converted Debentures that would then be held by such Holder had the principal amount of Securities converted into Underlying Shares (as defined herein) that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if prior to the occurrence of an Event of Default, the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than three (3) Trading Days.


     For purposes of this Section 3.1, principal amount of the Securities are outstanding until such date as the Holder shall have been issued Underlying Shares upon a conversion (or attempted conversion) thereof. Interest shall accrue on the Mandatory Prepayment Amount hereunder from the day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 20% per annum, accruing daily from the date of conversion until such amount, plus any interest thereon, if any, is paid in full. Payment of the Mandatory Prepayment Amount pursuant to this Section 3.1 shall be in addition to any other amounts that may be due to the Holder pursuant to this Security. Within five (5) Business Days of receipt by the Holder of payments of amounts due to the Holder, (i) the Holder shall return the Securities to the Issuer and (ii) in the event the Mandatory Prepayment Amount relates to the Converted Debentures, the Holder shall return the Underlying Shares into which such Converted

Debentures were converted. In the event of the occurrence of an Event of Default, the Holder need not provide and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any demand for payment may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.


     Upon delivery of any Acceleration Notice to the Issuer, the Issuer shall provide a copy of such notice to the other Holders, if any, within two (2) Business Days of the Issuer's receipt thereof. Failure to deliver such notice shall not affect the validity of the notice delivered by the Holders in accordance with the provisions referred to above.

     3.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


     No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Securities or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.


                                   ARTICLE IV

                        EXCHANGE; CONVERSION; CALL OPTION

     4.1. Right of Securityholders to Exchange Securities. Subject to and upon compliance with the provisions of this Section, this Security is exchangeable for an equal principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

     4.2. Right of Securityholders to Convert Securities into Common Stock. Subject to and upon compliance with the provisions of this Section, the principal amount of this Security, or any portion thereof (and any accrued but unpaid interest thereon) may, at any time and at or before the close of business on the Maturity Date be converted into duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock at $2.00 (the "Conversion Price"), or, in case an adjustment in the

Conversion Price and, if applicable, the securities or other property issuable upon conversion has taken place pursuant to Article III or IV or V hereof, then at the applicable Conversion Price and in such securities or other property as so adjusted, upon surrender of the Security or Securities, if required, the principal amount of which is so to be converted, to the transfer agent of the Issuer at any time during usual business hours at the transfer agent's offices, accompanied by a written notice of election to convert as provided in the form attached hereto as Exhibit A (a "Notice of Conversion").

     4.3. Adjustment for Dividends. No payment or adjustment will be made for dividends on any Common Stock except as provided herein. On conversion of a Security, that portion of interest accrued and unpaid attributable to the period from the Original Issuance Date to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be paid in full to the Holder thereof by the payment of an amount of shares of Common Stock valued at the Average Price equal thereto; provided, however, that the Issuer may pay such amount in cash if the Issuer provides the Holder with ten (10) days prior written notice of its intention to pay the Holder in cash. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.


     4.4. Issuance of Shares Upon Conversion.

          a. As  promptly as  practicable,  but in any event no later than three
     (3) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any Security or securities for conversion, the Issuer shall deliver or cause to be delivered to, or upon the written order of, the holder of the Security or securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock, into which such Security or Securities may be converted in accordance with the provisions of this Article IV. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the transfer agent, provided, that if required the Security or Securities being converted are promptly delivered to the Issuer and the rights of the Holder of such Security or Securities as a Holder (subject to the Issuer's satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the Converted Debentures and, the Person or Persons entitled to receive the shares of Common Stock, upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time (the "Conversion Date"). Subject to paragraph 4.4(b), in the case of any Security which is converted in part only, upon such conversion the Issuer shall execute and deliver to the Holder thereof, as requested by such Holder, a new Security or securities of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties hereto agree that in the event that the Issuer fails to deliver the shares of Common Stock required to be issued upon the conversion of such Security or Securities pursuant to this Section 4.4 within the three (3) Trading Day period referred above, the Issuer shall pay to the Holder upon demand an amount of cash (at the Holder's option) equal to: (i) the commissions, discounts and similar expenses of the Holder in purchasing the number of shares of Common Stock no greater than the number of shares of Common Stock required to be issued upon the conversion of the Security or Securities, or (ii) the product of (w) the number of shares of Common Stock required to be issued upon the conversion of the Security or Securities, (x) the Per Share Market Value of such shares on the Conversion Date, (y) the number of days after such three (3) day period that such shares are not delivered to the Holder, and (z) 0.005.

          b. Notwithstanding anything to the contrary set forth herein, upon conversion of a Security in accordance with the terms thereof, the Holder shall not be required to physically surrender the Security to the Issuer unless the entire unpaid principal amount of the Security is so converted. The Holder and the Issuer shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of the Security upon each such conversion. In the event of any dispute or discrepancy, such records of the Issuer shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Security is converted as aforesaid, the Holder may not transfer the Security unless the Holder first physically surrenders the Security to the Issuer, whereupon the Issuer shall forthwith issue and deliver upon the order of the Holder a new Security of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Security. The Holder and any assignee, by acceptance of the Security, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Security, the unpaid and unconverted principal amount of such Security represented by such Security may be less than the amount stated on the face thereof.

          c. In lieu of delivering physical certificates representing the Debenture Shares, provided the Issuer's transfer agent is participating in the Depositary Trust Issuer Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and in compliance with the provisions of Sections 4.1, 4.2 and 4.4, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Security to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     4.5. Adjustment of Conversion Price. In addition to any adjustment to the Conversion Price provided elsewhere in this Security, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          a. Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Issuer, at any time while this Security is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Issuer, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph 4.5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing, if the Issuer shall combine outstanding shares of Common Stock into a smaller number of shares (a "reverse stock split") at any time before December 31, 1999, then the Conversion Price in effect immediately prior to such reverse stock split shall not be adjusted and shall remain in effect after giving effect to such reverse stock split.

          b. Rights; Warrants. If the Issuer, at any time while this Security is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

          c. Subscription Rights. If the Issuer, at any time while this Security is outstanding, shall distribute to all of the holders of Common Stock evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 4.5(a) and (b) above), then in each such case the Conversion Price at which the Security shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by an Appraiser selected in good faith by the Holder; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          d. Rounding. All calculations under this Section 4.5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

          e. Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to paragraphs 4.5(a), (b) or (c), the Issuer shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          f. Redemption Events. In case of (A) any reclassification of the Common Stock, (B) any Change of Control, (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, or (D) (i) the Issuer's notice to any registered owner of the Securities, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the conversion of any such Securities or (ii) the Issuer's refusal to convert the Securities into shares of Common Stock pursuant to a Notice of Conversion delivered pursuant to Section 4.2 hereof (clauses (A) through
     (D) above are referred to as a "Redemption Event"), the Holder shall have the right thereafter to convert the Security for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Issuer into which the Security could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Securities) would have been entitled; provided, however, that in the case of a transaction specified in (B) in which holders of the Issuer's Common Stock receive cash, if the Holder's are unable to sell the Company's Common Stock pursuant to an effective registration statement, the Holder shall have the right to convert the Security for such number of shares of the surviving company equal to the amount of cash into which the Security is convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger; provided, further, that in the case of an event specified in
     (D), the Holder shall have the option to require the Issuer to redeem, from funds legally available therefor at the time of such redemption, its shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Securities at a price per share (the
     "Redemption Price") equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Issuer of the Redemption Price hereunder, whichever is greater, and (ii) the number of shares of Common Stock of the Issuer into which the Security could have been converted immediately prior to such Redemption Event. The entire Redemption Price shall be paid in cash and the terms of payment of such Redemption Price shall be subject to the provisions set forth in Section 4.5(g). In the case of (A), (B) and (C), the terms of any such Redemption Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 4.5(f) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events. Notwithstanding the foregoing, in the event of an Event of Default and the issuance of an Acceleration Notice, the rights of the Holder to redeem the Securities hereunder, and the obligation of the Company to redeem such Securities, shall be suspended for as long as there shall have occurred and be continuing an Event of Default and an Acceleration Notice.

          g. Payment of Redemption Price. The Issuer shall pay the applicable Redemption Price to the Holder of the Securities being redeemed in cash on the date that the Issuer shall effect the Redemption (the "Redemption Date"). If the Issuer shall fail to pay the applicable Redemption Price to such Holder on the Redemption Date, in addition to any remedy such Holder may have under this Debenture and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full. Until the Issuer pays such unpaid applicable Redemption Price in full to each Holder, each Holder of Securities submitted for redemption pursuant to this Section 4.5(g) and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, (A) to require the Issuer to promptly return to such Holder all of the Securities that were submitted for redemption by such Holder under Section 4.5(f) and for which the applicable Redemption Price has not been paid or (B) to convert those Securities for which the applicable Redemption Price has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the Redemption Date and (II) the lowest Per Share Market Value from the Redemption Date to the date the Holder gives a Void Redemption Notice by sending written notice thereof to the Issuer via facsimile (the "Void Redemption Notice"). Upon the Issuer's receipt of such Void Redemption Notice(s) requesting the return of the Securities and prior to payment of the full applicable Redemption Price to each Holder, (i) the redemption shall be null and void with respect to those Securities submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Issuer shall immediately return any Securities submitted to the Issuer by each Holder for redemption under this Section 4.5(g) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned Securities shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Securities were originally presented for redemption and (II) the lowest Per Share Market Value from the Redemption Date to the date the Holder gives a Void Redemption Notice.

          h. Adjustment to Conversion Price. If the Issuer, at any time while this Security is outstanding, takes any of the actions described in this
     Section 4.5(h), then, in order to prevent dilution of the rights granted under this Security, at any time prior to the Maturity Date, the Conversion Price will be subject to adjustment from time to time as provided in this
     Section 4.5(h).

               (i) Adjustment of Conversion Price upon Issuance of Common Stock. If at any time while this Security is outstanding the Issuer issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the shares of Common Stock underlying the Warrants or the
          Securities   or  shares
          issued upon exercise of the Warrants or conversion of the Securities (collectively, the "Underlying Shares")) or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in
          Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person), for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock in such issuance or sale. For the purpose of determining the adjusted Conversion Price under this Section 4.5(h), the following shall be applicable:

                    (A) Issuance of Options.  Except for the warrants  issued to
               BNY Financial Corp. pursuant to that certain $98 million Credit Facility currently being negotiated between the Company and BNY Financial Corp., if at any time while this Security is outstanding the Issuer in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant, then the Conversion Price then in effect shall be reduced to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (B) Issuance of Convertible Securities. If at any time while this Security is outstanding the Issuer in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Option Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another Person) is (i) less than the Conversion Price in effect immediately prior to issuance or sale or (ii) with respect to any Convertible Securities issued with a floating conversion or exchange price, is converted at a price that is less than the Conversion Price then in effect, the Conversion Price then in effect shall be reduced to an amount equal to the price per share for which the Common Stock is issuable upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (C) Change in Option Price or Rate of  Conversion.  If there is a change at any time in (i) the Purchase Price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change in option price or rate of conversion the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Purchase Price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                    (D) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under this
               Section 4.5(h)(i), the following shall be applicable:


                         (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Issuer therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Issuer will be the arithmetic average of the Per Share Market

                    Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Issuer and the Holders of Securities representing a majority of the aggregate principal amount of Securities then outstanding. If such parties are unable to reach agreement within ten
                    (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected in good faith by the Issuer and agreed upon by the Holders of Securities representing a majority of the aggregate principal amount of Securities then outstanding. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                         (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Issuer, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.


                         (III) Treasury  Shares.  The number of shares of Common
                    Stock outstanding at any given time does not include shares owned or held by or for the account of the Issuer, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.


                         (IV) Record  Date.  If the Issuer takes a record of the
                    holders of Common  Stock for the purpose of  entitling  them
                    (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (E) Certain Events. If any event occurs of the type contemplated by the provisions of Section 4.5(h) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Issuer's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, or assigns, of this Security; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4.5(h).

                    (F) Notices. The Issuer shall give the Holder written notice of the  occurrence  of any of the events  specified in paragraphs
               (i), (ii), (iii) or (iv) above as soon as practicable, but in no event later than three (3) Business Days, after such event and shall publicly disclose such event prior to or concurrently with the giving of such notice. Such notice shall contain at least:
               (A) a description of the event, (B) the adjusted Conversion Price with a reference to the applicable paragraph in Section 4.5(h) hereof, (C) the dates of the five (5) Trading Day period during which the adjusted Conversion Price is in effect.

     4.6. Restriction on Conversion by Either the Holder or the Issuer. Notwithstanding anything herein to the contrary, in no event shall any Holder or the Issuer have the right or be required to convert any or all of the aggregate principal amount and interest accrued thereon of this Security if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of this
Section 4.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this
Section 4.6 may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 4.6 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

     4.7. Officer's Certificate. Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 4.5, the Issuer shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Securities and the Issuer shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

     4.8. Reservation of Shares. The Issuer covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Securities as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding Securities into Common Stock in accordance with Section 3.6(b) of the Purchase Agreement (the "Reserved Amount"). The Issuer covenants that all shares of the Common Stock issued upon conversion of the Security which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.


     4.9. Compliance With Governmental Requirements. The Issuer covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Issuer will use its commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be.

     4.10. Fractional Shares. Upon a conversion hereunder, the Issuer shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Issuer elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     4.11. Payment of Tax Upon Issue or Transfer. The issuance of certificates for shares of the Common Stock on conversion of the Securities shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Securities so converted and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     4.12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Issuer to Signal Apparel Company, Inc., 200A Manufactures Road, Chattanooga, Tennessee 37405 and 500 Seventh Avenue, 7th Floor, New York, New York 10018, Attn: President and General Counsel, fax no.

(423) 752-2040 (TN) and (212) 944-7667 (NY) with copies to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attn: Robert A Copen, Esq., fax no. (212) 735-2000 and (ii) if to any Holder to the address set forth on Schedule II to the Purchase Agreement with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022,
Attn: James Kaye, fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.


                                   ARTICLE V

                               OPTIONAL REDEMPTION

     5.1. Optional Redemption. The Security will not be redeemable at the option of the Issuer ("Optional Redemption") prior to the one year anniversary of the Original Issue Date. At any time following the one year anniversary of the Original Issue Date, and so long as (i) no Event of Default (or any event that with the passage of time or giving of notice or both would constitute an Event of Default) shall have occurred and be continuing, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the date of the Notice of Issuer Redemption (as defined below) (the "Notice of Issuer Redemption Date"), (iii) the Issuer has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Securities and (iv) the Per Share Market Value of the Company's Common Stock is $4.00 or more for twenty (20) out of thirty (30) Trading Days prior to the date of Notice of Issuer Redemption, the Issuer may, at its option, redeem the entire principal amount of the outstanding Security, together with any accrued but unpaid interest (the "Optional Redemption Price") upon thirty (30) days prior written notice to the Holders. In addition to the payment of the Optional Redemption Price the Issuer shall deliver to the Holders such number of warrants of the Issuer's Common Stock as is determined by a fraction, the numerator of which is the interest which would have been paid to the Holders had the Security remained outstanding from the period commencing on the Notice of Issuer Redemption Date and ending on the Stated Maturity Date and the denominator of which is the Average Price of the Issuer's Common Stock (measured from the date of the Notice of Issuer Redemption Date). Such warrants will be in substantially the same form as the Warrants issued pursuant to the Purchase Agreement, except the Exercise Price shall be 120% of the Average Price (measured from the date of the Notice of Issuer Redemption Date).

     5.2. Mechanics of Redemption. The Issuer shall exercise its right to redeem by delivering a written notice by facsimile and overnight courier (the "Notice of Issuer Redemption") to the Holders. Such Notice of Issuer Redemption shall indicate (A) the Optional Redemption Price and (B) confirm the date (the "Optional Redemption Date") the Issuer shall effect the Optional Redemption, which date shall be not less than thirty (30) calendar days and not more than fifty (50) calendar days after the Notice of Issuer Redemption Date. Notwithstanding the foregoing, the Issuer shall convert any

Security submitted by a Holder pursuant to Article 4 if the Notice of Conversion for such Security is submitted prior to the Optional Redemption Date.

     5.3. Payment of Optional Redemption Price. The Issuer shall pay the applicable Optional Redemption Price to the Holders in cash on the Optional
Redemption Date. If the Issuer shall fail to pay the applicable Optional Redemption Price to the Holders within three (3)Trading Days after the Optional Redemption Date, the provisions of Section 4.5(g) shall apply, with "Section 5.1" being substituted in each place where "Section 4.5(f)" is written, with "Section 5.3" being substituted in each place where "Section 4.5(g)" is written and with the terms "Optional Redemption Price" and "Optional Redemption Date" being substituted for the terms "Redemption Price" and "Redemption Date", respectively.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1. Modification of Securities. This Security may be modified without prior notice to any Holder upon the written consent of the Issuer and the Holders of more than 75% of the principal amount of the Securities then outstanding. The Holders of more than 75% of the principal amount of the Securities then outstanding may waive compliance by the Issuer with any provision of this Security without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not
(1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (2) reduce the principal amount of or extend the fixed maturity of any Security or (3) make any Security payable in money or property other than as stated in the Securities.

     6.2. Miscellaneous. This Security shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Security, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of this Security by acceptance of this Security agrees to be bound by the provisions of this Security which are expressly binding on such Holder.

     6.3. Rank and Subordination. The Securities shall be and hereby are expressly made subordinate and junior in right of payment to all indebtedness, obligations and liabilities of the Issuer, whether now existing or hereafter incurred or created ("Senior Indebtedness"), to the extent and in the manner provided in this subordination provision. All Senior Indebtedness must be paid before the Securities may be paid. This subordination provision is made for the benefit of the holders of such Senior Indebtedness, and such holders are hereby made obligees hereunder with the same effect as if their names were written as such in this subordination provision and any such holder or all of them may proceed to enforce such provisions. The Holders waive any and all notice of the creation or accrual of any such Senior Indebtedness and notice of proof of reliance upon these subordination provisions by any holder of any Senior Indebtedness. Moreover, the Holders agree to be bound by this subordination provision and the Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this subordination provisions and all dealings between the Issuer and the holders of any such Senior Indebtedness so arising shall be deemed to have been consummated in reliance upon this subordination provision. Notwithstanding the foregoing, the Securities shall rank pari passu to any future convertible debt incurred by the Company.

     6.4. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Security, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Securities owned by the Purchasers shall be deemed outstanding for purposes of making such a determination. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Issuer the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities.

     6.5. Notice to Securityholders Prior to Taking Certain Types of Action. In case:

          a. the Issuer shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

          b. the Issuer shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

          c. the Issuer shall declare a dividend (or other distribution) on its Common Stock or the Issuer shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

          d. of any subdivision, combination or reclassification of any class or series of Capital Stock of the Issuer at any time from and after the Original Issue Date or of any consolidation or merger to which the Issuer is a party and for which approval by the shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          e. of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

then the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Security, and shall cause to be mailed to the Holder of this Security, at least ten (10) Business Days prior to the earlier of any applicable record or the effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     6.6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     6.7. No Rights as Stockholder. This Security shall not entitle the Holder to any rights as a stockholder of the Issuer, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Issuer, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     6.8. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.




                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


                                    SIGNAL APPAREL COMPANY, INC.


                                    By _________________________________
                                    Name:
                                    Title:



Dated:

                                                                       EXHIBIT A

                         SIGNAL APPAREL COMPANY, INC.
                              CONVERSION NOTICE

Reference is made to the Debenture issued by Signal Apparel Company, Inc. (the "Debenture"). In accordance with and pursuant to the Debenture, the undersigned hereby irrevocably elects to convert the principal amount of the Debenture, indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Issuer, by tendering the Debenture specified below as of the date specified below.

Date of Conversion:_______________________________________________________

Aggregate Principal Amount to be converted:___________________________________

Debenture no(s). of Debenture to be converted:________________________________

Please confirm the following information:

Conversion Price:_________________________________________________________

Number of shares of Common Stock to be issued:_______________________________

Please issue the Common Stock into which the Debenture is being converted and, if applicable, any check drawn on an account of the Issuer in the following name and to the following address:

Issue to:_________________________________________________________________
Facsimile Number:________________________________________________________
Authorization: By:______________________________
Title:

Dated:_______________________________

Account Number (if electronic book entry transfer):____________________________

Transaction Code Number (if electronic book entry transfer):___________________




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